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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-60819) of our report dated January 14, 2000, except for the information in Note O for which the date is January 25, 2000 relating to the financial statements and financial statement schedules, which appears in TECO Energy, Inc's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Tampa, Florida
September 5, 2000